JPMorgan

August 11, 2005

Manor Care, Inc.
333 North Summit Street
Toledo, OH 43604-2617
Attention: Paul A. Ormond
Chairman, President & Chief Executive Officer
Telephone No.: (419) 252-5525
Facsimile No.: (419) 252-5564

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch (the “Seller”), and Manor Care, Inc., a Delaware corporation (the “Purchaser”), on the Trade Date specified below (the “Transaction”). The Seller is a branch of JPMorgan Chase Bank, National Association. This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. In the event of a conflict between the Agreement (as defined below) and this Confirmation, the terms of this Confirmation shall govern.

This Confirmation evidences a complete and binding agreement between the Seller and the Purchaser as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (Multicurrency, Cross-Border) (the “Agreement”) as if the Seller and the Purchaser had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and United States dollars as the Termination Currency) on the Trade Date; provided that no provision of the Agreement relating to necessary corporate action or authorization shall apply in respect of shares of Common Stock to be issued by the Purchaser hereunder. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

ARTICLE 1

Purchase of the Stock

Section 1.01 . Purchase of the Stock. Subject to the terms and conditions of this Confirmation, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, on August 11, 2005 or on such other Business Day as the Purchaser and the Seller shall otherwise agree (the “Trade Date”), 4,600,000 shares (the “Number of Shares”) of the Purchaser’s common stock, $0.01 par value per share (“Common Stock”), for a purchase price equal to the product of $38.24 and the Number of Shares (the “Initial Purchase Price”). The Initial Purchase Price shall be subject to adjustment and such adjusted amounts will be payable as provided in Article 3 hereof.

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

Section 1.02 . Delivery and Payments. On the first Business Day immediately following the Trade Date (such day, the “Initial Settlement Date”), the Seller shall deliver the Number of Shares to the Purchaser and pay to the Purchaser a premium in the amount equal to the product of $0.27 and the Number of Shares, upon payment by the Purchaser of (i) an amount equal to the Initial Purchase Price to the Seller and (ii) a commission in the amount of $0.03 per share in to J.P. Morgan Securities Inc., in connection with the Purchaser’s purchase of the Number of Shares. Such delivery and payment shall be effected in accordance with the Seller’s customary procedures.

Section 1.03 . Conditions to Seller’s Obligations. The Seller’s obligation to deliver the Number of Shares to the Purchaser on the Initial Settlement Date is subject to the condition that the representations and warranties made by the Purchaser in the Agreement shall be true and correct as of the date hereof and the Initial Settlement Date.

Section 1.04 . Hedging Period. (a) On each Trading Day, beginning on the first Trading Day immediately following the Trade Date and ending on the Hedging Completion Date, an affiliate of the Seller shall effect, for the account of the Seller, purchases of shares of Common Stock to establish Seller’s initial position to hedge the Seller’s price and market risk in connection with this Transaction (the period of consecutive Trading Days on which such purchases for this Transaction are effected being collectively referred to as the “Hedging Period” for this Transaction).

(b) At the conclusion of the Hedging Period, based on the amounts and prices at which an affiliate of the Seller effects purchases of shares of Common Stock during the Hedging Period to establish Seller’s initial hedge position in connection with this Transaction, the Seller shall determine the Hedging Price, the Downside Threshold and the Upside Threshold for this Transaction.

(c) On the first Business Day following the Hedging Completion Date, the Seller shall deliver to the Purchaser a pricing supplement, substantially in the form of Exhibit A attached hereto, setting forth the Hedging Price, the Downside Threshold, the Upside Threshold and the first day of the Averaging Period for this Transaction.

ARTICLE 2

Definitions

Section 2.01 . Definitions. (a) As used in this Confirmation, the following terms shall have the following meanings:

“10b-18 VWAP” means, (A) for any Trading Day described in clause (x) of the definition of Trading Day hereunder, the volume-weighted average price at which the Common Stock trades as reported in the composite transactions for the principal United States securities exchange on which such Common Stock is then listed (or, if applicable, the Successor Exchange on which the Common Stock has been listed in accordance with Section 7.01(c)), on such Trading Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Trading Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Trading Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Trading Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent, or (B) for any Trading Day that is described in clause (y) of the definition of Trading Day hereunder, an amount determined in good faith by the Seller as 10b-18 VWAP pursuant to the provisions of the definition of Daily Share Amount hereunder. The Purchaser acknowledges that the Seller may refer to the Bloomberg Page “HCR.N <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Trading Day to determine the 10b-18 VWAP.

“Additional Termination Event” has the meaning set forth in Section 7.01.

“Agreement” has the meaning set forth in the second paragraph of this Confirmation.

“Affected Party” has the meaning set forth in Section 14 of the Agreement.

“Affected Transaction” has the meaning set forth in Section 14 of the Agreement.

“Affiliated Purchaser” means any “affiliated purchaser” (as such term is defined in Rule 10b-18) of the Purchaser.

“Alternative Termination Delivery Unit” means (i) in the case of a Termination Event (other than a Merger Event) or Event of Default (as defined in the Agreement), one share of Common Stock and (ii) in the case of a Merger Event, a unit consisting of the number or amount of each type of property received by a holder of one share of Common Stock in such Merger Event; provided that if such Merger Event involves a choice of consideration to be received by holders of the Common Stock, an Alternative Termination Delivery Unit shall be deemed to include the amount of cash received by a holder who had elected to receive the maximum possible amount of cash as consideration for his shares.

“Averaging Period” means the period of consecutive Trading Days from and including the first Trading Day following the Hedging Completion Date to and including the 65th Trading Day following the Hedging Termination Date.

“Bankruptcy Code” has the meaning set forth in Section 9.07.

“Business Day” means any day on which the Exchange is open for trading.

“Calculation Agent” means JPMorgan Chase Bank, National Association.

“Common Stock” has the meaning set forth in Section 1.01.

“Communications Procedures” has the meaning set forth in Annex B hereto.

“Confirmation” has the meaning set forth in the first paragraph of this letter agreement.

“Contract Period” means the period commencing on and including the Trade Date and ending on and including the date all payments or deliveries of shares of Common Stock pursuant to Section 3.01 or Section 7.03 have been made.

“Default Notice Day” has the meaning set forth in Section 7.02(a).

“De-Listing” has the meaning set forth in Section 7.01(c).

“Downside Threshold” means 98% of the Hedging Price.

“Early Termination Date” has the meaning set forth in Section 14 of the Agreement.

“Event of Default” has the meaning set forth in Section 14 of the Agreement.

“Exchange” means the New York Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means the final day of the Averaging Period.

“Extraordinary Cash Dividend” means the per share cash dividend or distribution, or a portion thereof, declared by the Purchaser on shares of Common Stock that is classified by the board of directors of the Purchaser as an “extraordinary” dividend.

“Hedging Completion Date” means the Trading Day on which the Seller completes the establishment of its initial hedge position with respect to this Transaction.

“Hedging Price” means the volume weighted average of the per share prices at which the Seller (or an affiliate of the Seller) purchases shares of Common Stock to establish Seller’s initial hedge position with respect to this Transaction.

“Hedging Period” has the meaning set forth in Section 1.04(a).

“Indemnified Person” has the meaning set forth in Section 9.02.

“Indemnifying Party” has the meaning set forth in Section 9.02.

“Initial Purchase Price” has the meaning set forth in Section 1.01.

“Initial Settlement Date” has the meaning set forth in Section 1.02.

“Maximum Delivery Shares” means, for any date, (i) 5,000,000 shares of Common Stock, minus (ii) the net number of shares of Common Stock delivered by the Purchaser to the Seller in respect of this Transaction on or prior to such date, plus (iii) the net number of shares of Common Stock delivered by the Seller to the Purchaser in respect of this Transaction on or prior to such date, subject to appropriate adjustments pursuant to Section 8.02.

“Merger Event” has the meaning set forth in Section 7.01(d).

“Nationalization” has the meaning set forth in Section 7.01(e).

“Number of Shares” has the meaning set forth in Section 1.01.

“Obligations” has the meaning set forth in Section 9.02.

“Ordinary Cash Dividend Amount” has the meaning set forth in Section 8.01(b).

“Payment Shares” has the meaning set forth in Section 3.01(b).

“Private Placement Agreement” has the meaning set forth in Annex A hereto.

“Private Placement Price” has the meaning set forth in Annex A hereto.

“Private Placement Procedures” has the meaning set forth in Annex A hereto.

“Private Securities” has the meaning set forth in Annex A hereto.

“Purchaser” has the meaning set forth in the first paragraph of this Confirmation.

“Regulation M” means Regulation M under the Exchange Act.

“Rule 10b-18” means Rule 10b-18 promulgated under the Exchange Act (or any successor rule thereto).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the first paragraph hereto.

“Seller Payment Share Purchase Period” has the meaning set forth in Section 3.01(d).

“Seller Termination Share Purchase Period” has the meaning set forth in Section 7.03.

“Settlement Amount” means an amount equal to (i) the Valuation Price minus (ii) the Initial Purchase Price.

“Settlement Date” means the third Business Day following the Expiration Date; provided, however, that if the Purchaser elects pursuant to Section 3.01(b) to deliver Payment Shares, the Settlement Date shall be the Trading Day immediately after the day on which the Seller informs the Purchaser, pursuant to Annex A hereto, of the number of Payment Shares required to be delivered pursuant to Section 3.01(b).

“Share De-listing Event” has the meaning set forth in Section 7.01(c).

“Successor Exchange” has the meaning set forth in Section 7.01(c).

“Termination Amount” has the meaning set forth in Section 7.02(a).

“Termination Currency” has the meaning set forth in Section 14 of the Agreement.

“Termination Event” has the meaning set forth in Section 14 of the Agreement.

“Termination Price” means the value of an Alternative Termination Delivery Unit to the Seller (determined as provided in Annex A hereto).

“Termination Settlement Date” has the meaning set forth in Section 7.03(a).

“Trade Date” has the meaning set forth in Section 1.01.

“Trading Day” means (x) any day (i) other than a Saturday, a Sunday or a day on which the Exchange is not open for business, (ii) during which trading of any securities of the Purchaser on any national securities exchange has not been suspended, (iii) during which there has not been, in the Seller’s good faith judgment, a material limitation in the trading of Common Stock or any options contract or futures contract related to the Common Stock, and (iv) during which there has been no suspension pursuant to Section 4.02 of this Confirmation, or (y) any day that, notwithstanding the occurrence of events contemplated in clauses (ii), (iii) and (iv) of this definition, the Calculation Agent determines to be a Trading Day.

“Transaction” has the meaning set forth in the first paragraph of this Confirmation.

“Upside Threshold” means 108% of the Hedging Price.

“Valuation Price” means the product of (i) the Number of Shares and (ii) the average of the 10b-18 VWAPs for all Trading Days in the Averaging Period; provided, however, that if (A) if such average of the 10b-18 VWAP is greater than the Upside Threshold, such average shall be equal to such Upside Threshold, and (B) if such average 10b-18 VWAP is less than the Downside Threshold, such average shall be equal to such Downside Threshold.

ARTICLE 3

Adjustment Of Initial Purchase Price

Section 3.01 . Purchase Price Adjustment. (a) As an adjustment to the Initial Purchase Price,

(i) if the Settlement Amount is greater than zero, the Purchaser shall pay to the Seller such Settlement Amount in the manner provided in clause (c) or (e), as the case may be, of this Section 3.01; or

(ii) if the Settlement Amount is less than zero, the Seller shall pay to the Purchaser the absolute value of such Settlement Amount in the manner provided in clause (d) or (e), as the case may be, of this Section 3.01.

(b) Payment of the Settlement Amount shall be in cash or validly issued shares of Common Stock (“Payment Shares”), as the Purchaser shall elect, which binding election shall be made at least five scheduled Trading Days prior to the anticipated Expiration Date (as set forth in the Pricing Supplement or as subsequently advised by the Calculation Agent) and communicated to the Seller in writing; provided that if the Purchaser fails to make such an election in the manner contemplated hereunder, the Purchaser shall be deemed to have elected settlement in cash; and provided further that the Purchaser shall not have the right to elect payment of the Settlement Amount or receipt of the absolute value of the Settlement Amount in Payment Shares pursuant to this Section 3.01 if:

(i) the representations and warranties made by the Purchaser to the Seller in Section 5.01 are not true and correct in all material respects as of the date the Purchaser makes such election or the Purchaser has not obtained necessary corporate authorizations, in the form reasonably satisfactory to the Seller, with respect to any shares of Common Stock to be issued by the Purchaser hereunder; or

(ii) in the event the Settlement Amount shall be payable by the Purchaser to the Seller, the Purchaser has taken any action that would make unavailable either (A) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Payment Shares by the Purchaser to the Seller or (B) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Payment Shares by the Seller.

For the avoidance of doubt, upon the Purchaser’s making an election to receive or to deliver Payment Shares pursuant to this Section 3.01(b), the Purchaser shall be deemed to make the representations and warranties in Section 5.01 hereof as if made on the date of the Purchaser’s election.

(c) Subject to Section 3.01(b), if the Settlement Amount shall be payable by the Purchaser to the Seller:

(i) Notwithstanding any election by the Purchaser to make payment in Payment Shares, at any time prior to the time the Seller (or any affiliate of the Seller) has contracted to resell such Payment Shares, the Purchaser may deliver in lieu of such Payment Shares an amount in cash equal to the Settlement Amount, in the manner set forth in Section 3.01(e).

(ii) If the Purchaser elects to pay any Settlement Amount in Payment Shares, then on the Settlement Date, the Purchaser shall deliver to the Seller a number of Payment Shares equal to the quotient of (A) such Settlement Amount divided by (B) the Private Placement Price (determined in accordance with the Private Placement Procedures contained in Annex A hereto).

(d) Subject to Section 3.01(b), if the absolute value of the Settlement Amount shall be payable by the Seller to the Purchaser and the Purchaser elects to receive the absolute value of the Settlement Amount in Payment Shares, then (i) the Seller shall, beginning on the first Trading Day following the Expiration Date and ending when the Seller shall have satisfied its obligations under this clause (the “Seller Payment Share Purchase Period”), purchase (subject to the provisions of Section 4.01 and Section 4.02 hereof) shares of Common Stock with an aggregate value (which such value shall be determined by the prices at which the Seller purchases such shares plus a commission of $0.03 per share) equal to such Settlement Amount and (ii) the Seller shall deliver such shares of Common Stock to the Purchaser on the settlement dates relating to such purchases.

(e) If the Purchaser elects to receive the absolute value of the Settlement Amount or to pay the Settlement Amount in cash, then payment of such Settlement Amount shall be made by wire transfer of immediately available U.S. dollar funds on the Settlement Date.

Section 3.02 . Private Placement Procedures. If the Purchaser elects to deliver Payment Shares pursuant to Section 3.01(b) or elects to deliver Alternative Termination Delivery Units pursuant to Section 7.02(a), the Private Placement Procedures contained in Annex A hereto shall apply.

Section 3.03 . Continuing Obligation to Deliver Shares. (a) If at any time, as a result of provisions limiting deliveries of shares of Common Stock to the number of Maximum Delivery Shares, the Purchaser fails to deliver to the Seller any shares of Common Stock, the Purchaser shall, to the extent that the Purchaser has at such time authorized but unissued shares of Common Stock not reserved for other purposes, promptly notify the Seller thereof and deliver to the Seller a number of shares of Common Stock not previously delivered as a result of such provisions.

(b) The Purchaser agrees to use its commercially reasonable best efforts to cause the number of authorized but unissued shares of Common Stock to be increased, if necessary, to an amount sufficient to permit the Purchaser to fulfill its obligations under this Section 3.03.

ARTICLE 4

Market Transactions

Section 4.01 . Transactions by the Seller. (a) The parties agree and acknowledge that:

(i) During the Hedging Period, any Seller Payment Share Purchase Period and any Seller Termination Share Purchase Period, the Seller (or its agent or affiliate) may effect transactions in shares of Common Stock in connection with this Confirmation. The timing of such transactions by the Seller, the price paid or received per share of Common Stock pursuant to such transactions and the manner in which such transactions are made, including without limitation whether such transactions are made on any securities exchange or privately, shall be within the sole discretion of the Seller; provided that the Seller shall use best commercially reasonable efforts to make all purchases of Common Stock in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 as if such rule were applicable to such purchases and not make purchases on any Trading Day in an amount that would exceed 35% of the daily trading volume for the Common Stock on the Exchange on such Trading Day. For this reason, the Purchaser shall, at least one day prior to the first day of the Hedging Period, notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) by or for the Purchaser or any of its Affiliated Purchasers during each of the four calendar weeks preceding such day and during the calendar week in which such day occurs (“Rule 10b-18 purchase” and “blocks” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Exhibit B hereto.

(ii) During the Averaging Period, the Seller (or its agent or affiliate) may effect transactions in shares of Common Stock in connection with this Confirmation. The timing of such transactions by the Seller, the price paid or received per share of Common Stock pursuant to such transactions and the manner in which such transactions are made, including without limitation whether such transactions are made on any securities exchange or privately, shall be within the sole discretion of the Seller.

(b) The Purchaser acknowledges and agrees that (i) all transactions effected pursuant to Section 4.01 hereunder shall be made in the Seller’s sole discretion and for the Seller’s own account and (ii) the Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such transactions, including, without limitation, the price paid or received per share of Common Stock pursuant to such transactions whether such transactions are made on any securities exchange or privately. It is the intent of the Seller and the Purchaser that this Transaction comply with the requirements of Rule 10b5-1(c) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and the Seller shall take no action that results in the Transaction not so complying with such requirements.

(c) Notwithstanding anything to the contrary in this Confirmation, the Purchaser acknowledges and agrees that, on any day, the Seller shall not be obligated to deliver or receive any shares of Common Stock to or from the Purchaser and the Purchaser shall not be entitled to receive any shares of Common Stock from the Seller on such day, to the extent (but only to the extent) that such transactions would result in the Seller’s ultimate parent entity directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time on such day in excess of 9.0% of the outstanding shares of Common Stock. Any purported receipt or delivery of shares of Common Stock shall be void and have no effect to the extent (but only to the extent) that any receipt or delivery of such shares of Common Stock would result in the Seller’s ultimate parent entity directly or indirectly so beneficially owning in excess of 9.0% of the outstanding shares of Common Stock. If, on any day, any delivery or receipt of shares of Common Stock by the Seller is not effected, in whole or in part, as a result of this provision, the Seller’s and Purchaser’s respective obligations to make or accept such receipt or delivery shall not be extinguished and such receipt or delivery shall be effected over time as promptly as the Seller determines, in the reasonable determination of the Seller, that such receipt or delivery would not result in its ultimate parent entity directly or indirectly beneficially owning in excess of 9.0% of the outstanding shares of Common Stock.

Section 4.02 . Suspension of Transactions in Common Stock. (a) If the Seller, in its sole discretion, determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by the Seller) for the Seller to refrain from effecting transactions in Common Stock on any day that would otherwise be a Trading Day during the Contract Period, the Seller (or its agent or affiliate) shall not effect transactions in shares of Common Stock with respect to this Transaction on such day. The Seller shall notify the Purchaser of the exercise of the Seller’s rights pursuant to this Section 4.02(a) upon such exercise and shall subsequently notify the Purchaser on the day the Seller believes that the Seller may resume purchasing or selling, as applicable, Common Stock. The Seller shall not be obligated to communicate to the Purchaser the reason for the Seller’s exercise of its rights pursuant to this Section 4.02(a).

(b) The Purchaser agrees that, during the Contract Period, neither the Purchaser nor any of its affiliates or agents shall make any distribution (as defined in Regulation M) of Common Stock, or any security for which the Common Stock is a reference security (as defined in Regulation M) or take any other action that would, in the view of the Seller, preclude purchases by the Seller of the Common Stock or cause the Seller to violate any law, rule or regulation with respect to such purchases.

Section 4.03 . Purchases of Common Stock by the Purchaser. Without the prior written consent of the Seller, the Purchaser shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock during the Contract Period.

ARTICLE 5

Representations, Warranties And Agreements

Section 5.01 . Repeated Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Seller, on the date hereof and on any date pursuant to which the Purchaser makes an election to receive or deliver Payment Shares pursuant to Section 3.01 or Alternative Termination Delivery Units pursuant to Section 7.03, that:

(a) Disclosure; Compliance with Laws. The reports and other documents filed by the Purchaser with the SEC pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Purchaser is not in possession of any material nonpublic information regarding the Purchaser or the Common Stock.

(b) Rule 10b5-1. The Purchaser acknowledges that (i) the Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Common Stock by the Seller (or its agent or affiliate) in connection with this Confirmation and (ii) the Purchaser is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

(c) Nature of Shares Delivered. Any shares of Common Stock or Alternative Termination Delivery Units delivered to the Seller pursuant to this Confirmation, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.

(d) No Facilitation of Distribution. The Purchaser is not entering into this Confirmation to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities, except insofar as a future distribution or issuance is required by the Purchaser’s election to settle this Transaction pursuant to Article 3 hereof.

(e) No Manipulation. The Purchaser is not entering into this Confirmation to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).

(f) Regulation M. The Purchaser is not engaged in a distribution, as such term is used in Regulation M.

(g) Board Authorization. The Purchaser is entering into this Transaction in connection with its share repurchase program, which was approved by its board of directors and publicly announced, solely for the purposes stated in such board resolution and public disclosure, it being understood, however, that no representation is made by the Purchaser related to authorization by its board of directors in respect of shares of Common Stock, if any, to be issued by the Purchaser hereunder. There is no internal policy of the Purchaser, whether written or oral, that would prohibit the Purchaser from entering into any aspect of this Transaction, including, but not limited to, the purchases of shares of Common Stock to be made pursuant hereto.

(h) Due Authorization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Confirmation has been duly authorized, executed and delivered by the Purchaser and (assuming due authorization, execution and delivery thereof by the Seller) constitutes a valid and legally binding obligation of the Purchaser. Except for any corporate action necessary to authorize any issuance of shares of Common Stock hereunder, the Purchaser has all corporate power to enter into this Confirmation and to consummate the transactions contemplated hereby and to purchase the Common Stock and deliver any Payment Shares in accordance with the terms hereof.

Section 5.02 . Initial Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with the Seller, as of the date hereof, that:

(a) Required Filings. The Purchaser has made, and will use its best efforts to make, all filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the Transaction contemplated hereby.

(b) Commodity Exchange Act. The Purchaser is an “eligible contract participant”, as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.

Section 5.03 . Additional Representations, Warranties and Agreements. The Purchaser and the Seller represent and warrant to, and agree with, each other that:

(a) Agency. Each party acknowledges that J.P. Morgan Securities Inc. has acted as agent on behalf of the Seller in effecting this Transaction. Each party acknowledges that J.P. Morgan Securities Inc. shall have no liability to either party under this Confirmation. J.P. Morgan Securities Inc. is authorized to act as agent for the Seller.

(b) Non-Reliance. Each party has entered into this Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Transaction, any subsequent actions relating to this Transaction or any other matters relating to this Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any such persons to the other party relating to this Transaction, whether or not such advice is given or such views are expressed at the request of the other party. The Purchaser has conducted its own analysis of the legal, accounting, tax and other implications of this Transaction and consulted such advisors, accountants and counsel as it has deemed necessary.

Section 5.04 . Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

(a) Due Authorization. This Confirmation has been duly authorized, executed and delivered by the Seller and (assuming due authorization, execution and delivery thereof by the Purchaser) constitutes a valid and legally binding obligation of the Seller. The Seller has all corporate power to enter into this Confirmation and to consummate the transactions contemplated hereby and to deliver the Common Stock in accordance with the terms hereof.

(b) Right to Transfer. The Seller will, at the Initial Settlement Date, have the free and unqualified right to transfer the Number of Shares of Common Stock to be sold by the Seller pursuant to Section 1.01 hereof, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

ARTICLE 6

Additional Covenants

Section 6.01 . Purchaser’s Further Assurances. The Purchaser hereby agrees with the Seller that the Purchaser shall cooperate with the Seller, and execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all such other instruments, and to obtain all consents, approvals or authorizations of any person, and take all such other actions as the Seller may reasonably request from time to time, consistent with the terms of this Confirmation, in order to effectuate the purposes of this Confirmation and the Transaction contemplated hereby.

Section 6.02 Purchaser’s Hedging Transactions. The Purchaser hereby agrees with the Seller that the Purchaser shall not, during the Contract Period, enter into or alter any corresponding or hedging transaction or position with respect to the Common Stock (including, without limitation, with respect to any securities convertible or exchangeable into the Common Stock) and agrees not to alter or deviate from the terms of this Confirmation.

Section 6.03 . No Communications. The Purchaser hereby agrees with the Seller that the Purchaser shall not, directly or indirectly, communicate any information relating to the Common Stock or this Transaction (including any notices required by Section 6.05) to any employee of the Seller or J.P. Morgan Securities Inc., other than as set forth in the Communications Procedures attached as Annex B hereto.

Section 6.04 . Maximum Deliverable Number of Shares of Common Stock. Notwithstanding any other provision of this Confirmation, the Purchaser shall not be required to deliver Payment Shares, or shares of Common Stock or other securities comprising the aggregate Alternative Termination Delivery Units, in excess of the number of Maximum Delivery Shares, in each case except to the extent that the Purchaser has available at such time authorized but unissued shares of such Common Stock or other securities not expressly reserved for any other uses (including, without limitation, shares of Common Stock reserved for issuance upon the exercise of options or convertible debt). The Purchaser shall not permit the sum of (i) the number of Maximum Delivery Shares plus (ii) the aggregate number of shares expressly reserved for any such other uses, in each case whether expressed as caps or as numbers of shares reserved or otherwise, to exceed at any time the number of authorized but unissued shares of Common Stock.

Section 6.05 . Notice of Certain Transactions. At any time during the Hedging Period, the Purchaser shall (i) notify the Seller prior to the opening of trading in the Common Stock on any day on which the Purchaser makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Purchaser (other than this Transaction or any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify the Seller following any such announcement that such announcement has been made and (iii) promptly deliver to the Seller following the making of any such announcement a certificate indicating (A) the Purchaser’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Purchaser’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, the Purchaser shall promptly notify the Seller of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Accordingly, the Company acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 6.03.

ARTICLE 7

Termination

Section 7.01 . Additional Termination Events. (a) An Additional Termination Event shall occur in respect of which the Purchaser is the sole Affected Party and this Transaction is the sole Affected Transaction if, on any day, the Seller determines, in its sole good faith discretion, that it is unable to establish, re-establish or maintain in an economically efficient manner any hedging transactions reasonably necessary in the normal course of such party’s business of hedging the price and market risk of entering into and performing under this Transaction, due to market illiquidity, illegality, lack of availability of hedging transaction market participants or any other factor.

(b) An Additional Termination Event shall occur in respect of which the Purchaser is the sole Affected Party and this Transaction is the sole Affected Transaction if (i) a Share De-listing Event occurs; (ii) a Merger Event occurs; (iii) the 10b-18 VWAP on any Trading Day shall be equal to or less than $15.00, (iv) a Nationalization occurs, (v) any event described in Section 8.02 occurs with respect to which, the Calculation Agent determines, in accordance with Section 9.04 hereof, that it is impracticable to effect any adjustment contemplated by Section 8.02 in order to preserve the fair value of the Transaction to the Seller or (vi) an event described in paragraph IV of Annex B occurs.

(c) A “Share De-listing Event” means that at any time during the period from and including the Trade Date to and including the Settlement Date, the Common Stock ceases to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event, a “De-Listing”) and are not immediately re-listed, traded or quoted as of the date of such de-listing, on another U.S. national securities exchange or a U.S. automated interdealer quotation system (a “Successor Exchange”), provided that it shall not constitute an Additional Termination Event if the Common Stock is immediately re-listed on a Successor Exchange upon its De-Listing from the Exchange, and the Successor Exchange shall be deemed to be the Exchange for all purposes. In addition, in such event, the Seller shall make any commercially reasonable adjustments it deems necessary to the terms of the Transaction.

(d) A “Merger Event” means the public announcement, including any public announcement as defined in Rule 165(f) of the Securities Act (by the Purchaser or otherwise) at any time during the period commencing on the Trade Date and ending on the Expiration Date of any (i) planned recapitalization, reclassification or change of the Common Stock that will, if consummated, result in a transfer of more than 20% of the outstanding shares of Common Stock, (ii) planned consolidation, amalgamation, merger or similar transaction of the Purchaser with or into another entity (other than a consolidation, amalgamation or merger in which the Purchaser will be the continuing entity and which does not result in any such recapitalization, reclassification or change of more than 20% of such shares outstanding), (iii) other takeover offer for the shares of Common Stock that is aimed at resulting in a transfer of more than 20% of such shares of Common Stock (other than such shares owned or controlled by the offeror) or (iv) irrevocable commitment to any of the foregoing.

(e) A “Nationalization” means that all or substantially all of the outstanding shares of Common Stock or assets of the Purchaser are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

Section 7.02 . Consequences of Additional Termination Events. (a) In the event of the occurrence or effective designation of an Early Termination Date under the Agreement, cash settlement, as set forth in Section 7.02(b), shall apply unless (i) the Purchaser elects (which election shall be binding), in lieu of payment of the amount payable in respect of this Transaction pursuant to Section 6(d)(ii) of the Agreement (the “Termination Amount”), to deliver or to receive Alternative Termination Delivery Units pursuant to Section 7.03, and (ii) notifies the Seller of such election by delivery of written notice to the Seller on the Trading Day immediately following the Purchaser’s receipt of a notice (as required by Section 6(d) of the Agreement following the designation of an Early Termination Date in respect of this Transaction or in respect of all transactions under the Agreement) setting forth the amounts payable by the Purchaser or by the Seller with respect to such Early Termination Date (the date of such delivery, the “Default Notice Day”); provided that the Purchaser shall not have the right to elect the delivery or receipt of the Alternative Termination Delivery Units pursuant to Section 7.03 if:

(i) the representations and warranties made by the Purchaser to the Seller in Section 5.01 are not true and correct as of the date the Seller makes such election, as if made on such date or the Purchaser has not obtained necessary corporate authorization, in the form reasonably satisfactory to the Seller, with respect to any shares of Common Stock to be issued by the Purchaser hereunder;, or

(ii) in the event that the Termination Amount is payable by the Purchaser to the Seller, (A) the Purchaser has taken any action that would make unavailable (x) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Alternative Termination Delivery Units by the Purchaser to the Seller or (y) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Alternative Termination Delivery Units by the Seller, and (B) such Early Termination Date is in respect of an Event of Default which is within Purchaser’s control (including, without limitation, failure to execute a Private Placement Agreement or otherwise comply with the requirements applicable to Purchaser set forth in Annex A hereto).

For the avoidance of doubt, upon the Purchaser’s making an election to deliver Alternative Termination Delivery Units pursuant to this Section 7.02(a), the Purchaser shall be deemed to make the representations and warranties in Section 5.01 hereof as if made on the date of the Purchaser’s election. Notwithstanding the foregoing, at any time prior to the time the Seller (or any affiliate of the Seller) has contracted to resell the property to be delivered upon alternative termination settlement, the Purchaser may deliver in lieu of such property an amount in cash equal to the Termination Amount in the manner set forth in Section 6(d) of the Agreement.

(b) If cash settlement applies in respect of an Early Termination Date, Section 6 of the Agreement shall apply.

Section 7.03 . Alternative Termination Settlement. (a) Subject to Section 7.02(a), if the Termination Amount shall be payable by the Purchaser to the Seller and the Purchaser elects to deliver the Alternative Termination Delivery Units to the Seller, the Purchaser shall, as soon as directed by the Seller after the Default Notice Day (such date, the “Termination Settlement Date”), deliver to the Seller a number of Alternative Termination Delivery Units equal to the quotient of (A) the Termination Amount divided by (B) the Termination Price.

(b) Subject to Section 7.02(a), if the Termination Amount shall be payable by the Seller to the Purchaser and the Purchaser elects to receive the Alternative Termination Delivery Units from the Seller, (i) the Seller shall, beginning on the first Trading Day following the Default Notice Day and ending when the Seller shall have satisfied its obligations under this clause (the “Seller Termination Share Purchase Period”), purchase (subject to the provisions of Section 4.01 and Section 4.02 hereof) a number of Alternative Termination Delivery Units equal to the quotient of (A) the Termination Amount divided by (B) the Termination Price; and (ii) the Seller shall deliver such shares of Common Stock to the Purchaser on the settlement dates relating to such purchases.

Section 7.04 . Notice of Default. If an Event of Default occurs in respect of the Purchaser, the Purchaser will, promptly upon becoming aware of it, notify the Seller specifying the nature of such Event of Default.

ARTICLE 8

Adjustments

Section 8.01 . Cash Dividends. (a) If the Purchaser declares any Extraordinary Cash Dividend that has a record date during the Contract Period, then prior to or on the date on which such Extraordinary Cash Dividend is paid by the Purchaser to holders of record, the Purchaser shall pay to the Seller an amount in cash equal to the product of (i) the amount of such Extraordinary Cash Dividend and (ii) the theoretical short delta number of shares, as determined by the Calculation Agent, required for the Seller to hedge its exposure to the Transaction.

(b) If the Purchaser declares any cash dividend on shares of Common Stock that is not an Extraordinary Cash Dividend (an “Ordinary Cash Dividend”) and that has a record date during the Contract

Period, and the amount of such Ordinary Cash Dividend, together with all prior declared Ordinary Cash Dividends that have a record date during the same regular dividend period of the Purchaser, differs from the amount set forth in this Section 8.01(b) hereto for such regular dividend period, the Calculation Agent shall make corresponding adjustments with respect to the Initial Purchase Price, the Downside Threshold and the Upside Threshold as the Calculation Agent determines appropriate to preserve the fair value of the Transaction to the Seller, and shall determine the effective date of such adjustment.

Ordinary Dividend Amount	Dividend Period
$0.15 per share of Common Stock	Trade Date – November 30, 2005

$0.15 per share of Common Stock	December 1, 2005 – February 28, 2006

$0.15 per share of Common Stock	Each successive three-month period commencing on March 1, 2006

Section 8.02 . Other Dilution Adjustments. If (x) any corporate event occurs involving the Purchaser or the Common Stock (other than an Extraordinary Cash Dividend or an Ordinary Cash Dividend but including, without limitation, a spin-off, a stock split, stock or other dividend or distribution, reorganization, rights offering or recapitalization or any other event having a dilutive or concentrative effect on the Common Stock), or (y) as a result of the definition of Trading Day (whether because of a suspension of transactions pursuant to Section 4.02 or otherwise), any day that would otherwise be a Trading Day during the Contract Period is not a Trading Day or (z) Seller’s cost of borrowing shares of Common Stock in connection with maintaining its hedge position with respect tot this Transaction becomes significantly greater than cost incurred as of the date hereof, then in any such case, the Calculation Agent shall make corresponding adjustments with respect to any one or more of the Downside Threshold, the Upside Threshold and any other variable or term relevant to the terms of the Transaction, as the Calculation Agent, in accordance with Section 9.04 hereof, determines appropriate to preserve the fair value of the Transaction to the Seller, and shall determine the effective date of such adjustment.

ARTICLE 9

Miscellaneous

Section 9.01 . Successors and Assigns. All covenants and agreements in this Confirmation made by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

Section 9.02 . Purchaser Indemnification. The Purchaser (the “Indemnifying Party”) agrees to indemnify and hold harmless the Seller and its officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities, joint or several (collectively, “Obligations”), to which an Indemnified Person may become subject arising out of or in connection with this Confirmation or any claim, litigation, investigation or proceeding relating thereto, regardless of whether any of such Indemnified Person is a party thereto, and to reimburse, within 30 days, upon written request, each such Indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, preparation for, providing evidence for or defending any of the foregoing, provided, however, that the Indemnifying Party shall not have any liability to any Indemnified Person to the extent that such Obligations (i) are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person (and in such case, such Indemnified Person shall promptly return to the Indemnifying Party any amounts previously expended by the Indemnifying Party hereunder) or (ii) are trading losses incurred by the Seller as part of its purchases or sales of shares of

Common Stock pursuant to this Confirmation (unless the Purchaser has breached any agreement, term or covenant herein).

Section 9.03 . Assignment and Transfer. Notwithstanding the Agreement, the Seller may assign (i) any of its rights or duties hereunder to any one or more of its affiliates or (ii) the right to receive Payment Shares to any third party who may legally receive Payment Shares, without the prior written consent of the Purchaser.

Section 9.04 . Calculation Agent. Whenever the Calculation Agent or the Seller is required to act or to exercise judgment in a any way with respect to this Transaction, it will do so in good faith and in a commercially reasonable manner.

Section 9.05 . Non-confidentiality. The Seller and the Purchaser hereby acknowledge and agree that subject to Section 6.03 each is authorized to disclose every aspect of this Confirmation and the transactions contemplated hereby to any and all persons, without limitation of any kind, and there are no express or implied agreements, arrangements or understandings to the contrary.

Section 9.06 . Unenforceability and Invalidity. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Confirmation shall not render any other provision or provisions herein contained unenforceable or invalid.

Section 9.07 . Securities Contract. The parties hereto agree and acknowledge as of the date hereof that (i) the Seller is a “financial institution” within the meaning of Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and (ii) this Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Sections 362(b)(6) and 555 of the Bankruptcy Code.

Section 9.08 . No Collateral, Netting or Setoff. Notwithstanding any provision of the Agreement, or any other agreement between the parties, to the contrary, the obligations of the Purchaser hereunder are not secured by any collateral. Obligations under this Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment.

Section 9.09 . Notices. Unless otherwise specified herein, any notice, the delivery of which is expressly provided for in this Confirmation, may be made by telephone, to be confirmed in writing to the address below. Changes to the information below must be made in writing.

(a) If to the Purchaser:

Manor Care, Inc.
333 North Summit Street
Toledo, OH 43604-2617
Attention: Paul A. Ormond
Chairman, President & Chief Executive Officer
Telephone No.: (419) 252-5525
Facsimile No.: (419) 252-5564

(b) If to the Seller:

JPMorgan Chase Bank, National Association (c/o J.P. Morgan Securities Inc.)
277 Park Avenue
New York, NY 10172
Attn: Kevin Moran
Telephone: 212-622-6707
Facsimile: 212-622-0105

JPMorgan

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

J.P. MORGAN SECURITIES INC., as agent for JPMorgan Chase Bank, National Association, London Branch

By: /s/ James Rothschild
Name: James Rothschild
Title: Vice President

Confirmed as of the date first
above written:

MANOR CARE, INC.

By: /s/ Paul A. Ormond
Name: Paul A. Ormond
Title: Chairman, President and Chief Executive Officer

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

JPMorgan

ANNEX A

PRIVATE PLACEMENT PROCEDURES

I. Introduction

Manor Care, Inc., a Delaware corporation (the “Purchaser”) and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch (the “Seller”) have agreed to these procedures (the “Private Placement Procedures”) in connection with entering into the Confirmation (the “Confirmation”) dated as of August 11, 2005 between JPMorgan and the Purchaser relating to the sale by JPMorgan to the Purchaser of common stock, par value $.01 per share, or security entitlements in respect thereof (the “Common Stock”) of the Counterparty. These Private Placement Procedures supplement, form part of, and are subject to the Confirmation and all terms used and not otherwise defined herein shall have the meanings assigned to them in the Confirmation.

II. Procedures

If the Purchaser elects to deliver Payment Shares pursuant to Section 3.01(b) of the Confirmation or elects to deliver Alternative Termination Delivery Units pursuant to Section 7.02(a) of the Confirmation, the Purchaser shall effect such delivery in compliance with the private placement procedures attached as Annex A hereto.

(a) The Purchaser shall afford the Seller, and any potential buyers of the Payment Shares (or, in the case of alternative termination settlement, Alternative Termination Delivery Units) (collectively, the “Private Securities”) designated by the Seller a reasonable opportunity to conduct a due diligence investigation with respect to the Purchaser customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Purchaser and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and the Seller (or any such potential buyer) shall be satisfied in all material respects with such opportunity and with the resolution of any disclosure issues arising from such due diligence investigation of the Purchaser.

(b) Prior to or contemporaneously with the determination of the Private Placement Price (as described below), the Purchaser shall enter into an agreement (a “Private Placement Agreement”) with the Seller (or any affiliate of the Seller designated by the Seller) providing for the purchase and resale by the Seller (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to the Purchaser and the Seller (or such affiliate) and (without limitation of the foregoing) shall:

(i) contain customary restrictions on the Seller’s ability to dispose of the Private Securities other than pursuant to a registration statement or an applicable exemption from the registration requirements of the Securities Act;

(ii) contain indemnification and contribution provisions in connection with the potential liability of the Seller and its affiliates relating to the resale by the Seller (or such affiliate) of the Private Securities;

(iii) provide for the delivery of related certificates and representations, warranties and agreements of the Purchaser, including those necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for the Seller and resales of the Private Securities by the Seller (or such affiliate); and

(iv) provide (i) for the delivery to the Seller (or such affiliate) of customary opinions of counsel (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private Securities and the availability of an exemption from the registration requirements of the Securities Act for the Seller (such opinions being subject to the satisfaction of safe harbor requirements relating to such exemption and the adequacy of the terms of the Private Placement Agreement with respect to such exemption), and (ii) for the delivery to the Seller (or such affiliate) of negative assurance with respect to material misstatements or omissions in filings by the Purchaser under the Exchange Act identified by such counsel.

(c) The Seller shall determine the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) in its discretion by commercially reasonable means, which may include (without limitation):

(i) basing such price on indicative bids from investors;

(ii) taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by the Seller (or any affiliate of the Seller designated by the Seller), including, without limitation, a reasonable placement fee or spread to be retained by the Seller (or such affiliate); and

(iii) providing for the payment by the Purchaser of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for the Seller or such affiliate.

(d) The Seller shall notify the Purchaser of the number of Private Securities required to be delivered by the Purchaser and the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) by 6:00 p.m. on the day such price is determined.

(e) The Purchaser agrees not to take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Private Securities by the Purchaser to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Private Securities by the Seller.

(f) The Purchaser expressly agrees and acknowledges that the public disclosure of all material information relating to the Purchaser is within the Purchaser’s control and that the Purchaser shall promptly so disclose all such material information during the period from the Expiration Date to and including the Settlement Date.

The Purchaser agrees to use its best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the Transaction contemplated hereby and the issuance of the Private Securities.

A-2

JPMorgan

ANNEX B

COMMUNICATIONS PROCEDURES

August 11, 2005

I. Introduction

Manor Care, Inc., a Delaware corporation (“Counterparty”) and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) have adopted these communications procedures (the “Communications Procedures”) in connection with entering into the Confirmation (the “Confirmation”) dated as of August 11, 2005 between JPMorgan and Counterparty relating to the sale by JPMorgan to Counterparty of common stock, par value $.01 per share, or security entitlements in respect thereof (the “Common Stock”) of the Counterparty. These Communications Procedures supplement, form part of, and are subject to the Confirmation.

II. Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Confirmation. As used herein, the following words and phrases shall have the following meanings:

“Communication” means any contact or communication (whether written, electronic, oral or otherwise) between Counterparty, any Employee of Counterparty or one or more Designees of Counterparty, on the one hand, and JPMorgan or any of its affiliates or Employees, on the other hand.

“Designee” means a person designated, in writing or orally, by Counterparty to communicate with JPMorgan on behalf of Counterparty.

“EDG Personnel” means each person listed on Schedule I hereto; provided that JPMorgan may amend Schedule I by delivering a revised Schedule I to Counterparty.

“Employee” means, with respect to any entity, any owner, principal, officer, director, employee or other agent or representative of such entity, and any affiliate of any of such owner, principal, officer, director, employee, agent or representative.

“Material Non-Public Information” means information relating to the Counterparty or the Common Stock that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from the Counterparty to its shareholders or in a press release, or contained in a public filing made by the Counterparty with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold shares of Common Stock. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets and similar matters.

“Non-Program Related Communication” means any Communication other than a Program Related Communication.

“Permitted Contact” means any of Mr. David Aidelson, Ms. Bernadette Barnard, Mr. Christopher Bishko, Mr. Marc Ho, Mr. James Rothschild, Mr. Beesham A. Seecharan and Ms. Fabienne Wilmes or any of their designees.

“Program Related Communication” means any Communication the subject matter of which relates to the Confirmation or any Transaction under the Confirmation or any activities of JPMorgan (or any of its affiliates) in respect of the Confirmation or any Transaction under the Confirmation.

III. Communications Rules

1. From the date hereof until the end of the Contract Period, neither Counterparty, nor any Employee of Counterparty, nor any Designee of Counterparty shall (a) engage in any Program Related Communication with any EDG Personnel, other than any of the Permitted Contact, or (b) in any event disclose any Material Non-Public Information to any EDG Personnel, other than any of the Permitted Contact, and

2. Subject to the preceding provision, the Counterparty, any Employee of Counterparty and any Designee of Counterparty may at any time engage in any Non-Program Related Communication.

IV. Termination

If, in the sole judgment of any EDG Personnel or any affiliate or Employee of JPMorgan participating in any Communication with Counterparty or any Designee of Counterparty, such Communication would not be permitted by these Communications Procedures, such EDG Personnel or such affiliate or Employee of JPMorgan shall immediately terminate such Communication. In such case, or if such EDG Personnel or such affiliate or Employee of JPMorgan determines following completion of any Communication with Counterparty, or any Designee of Counterparty, that such Communication was not permitted by these Communications Procedures, such EDG Personnel or such affiliate or Employee of JPMorgan shall promptly consult with his or her supervisors and with counsel for JPMorgan regarding such Communication. If, in the reasonable judgment of JPMorgan’s counsel following such consultation, there is more than an insignificant risk that such Communication could materially jeopardize the availability of the affirmative defenses provided in Rule 10b5-1 under the 1934 Act with respect to any ongoing or contemplated activities of JPMorgan or its affiliates in respect of the Confirmation, it shall be an Additional Termination Event with respect to the Confirmation.

B-2

Schedule I

EDG Personnel

Any other Employee of the front office of the Equity Derivatives Group of JPMorgan Chase & Co.

EXHIBIT A

FORM OF PRICING SUPPLEMENT

JPMorgan Chase Bank, National Association
c/o J.P. Morgan Securities Inc.
277 Park Avenue, 11th Floor
New York, New York 10172

August [     ], 2005

Manor Care, Inc.
333 North Summit Street
Toledo, OH 43604-2617
Attention: Paul A. Ormond
Chairman, President & Chief Executive Officer
Telephone No.: (419) 252-5525
Facsimile No.: (419) 252-5564

[Mr. Ormond]:

This letter is a Pricing Supplement within the meaning of Section 1.05(c) of the Confirmation dated as of August 11, 2005 (the “Confirmation”) between Manor Care, Inc. (the “Purchaser”) and JPMorgan Chase Bank, National Association, London Branch (the “Seller”), by J.P. Morgan Securities Inc., as its agent. Capitalized terms used herein have the meanings set forth in the Confirmation.

This Pricing Supplement relates to the Transaction described in the Confirmation. Upon the terms and subject to the conditions of the Confirmation, the terms of the Transaction shall be as follows:

1. Hedging Price: [     ].

2. Upside Threshold: [     ].

3. Downside Threshold: [     ].

4. First Day of the Averaging Period: [     ].

The expected last day of the Averaging Period is [     ].

Very truly yours,

J.P. MORGAN SECURITIES INC., as agent for JPMorgan Chase Bank, National Association, London Branch

By:
Name:
Title:

Acknowledged and Confirmed:
MANOR CARE, INC.

By:
Name:
Title:

EXHIBIT B

[Letterhead of Counterparty]

JPMorgan Chase Bank, National Association
c/o J.P. Morgan Securities Inc.
277 Park Avenue
11th Floor
New York, New York 10172

Re: Accelerated Purchase of Equity Securities

Ladies and Gentlemen:

In connection with our entry into the Confirmation dated as of August 11, 2005 (the “Confirmation”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks (all defined in Rule 10b-18 under the Securities Exchange Act of 1934) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the Trade Date (as defined in the Confirmation) and the week during which the Trade Date occurs.

Number of Shares:

We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours,

MANOR CARE, INC.

By:
Name:
Title: